Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165870 on Form S-8 of CRH public limited company of our report dated June 27, 2025, relating to the financial statements and supplemental schedules of CRH Americas 401(k) Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

June 27, 2025